Exhibit 3.5
(STAMP)
ARTICLES OF INCORPORATION
OF
BREMNER, INC.
FIRST. The name of the corporation is Bremner, lnc. (herein referred to as the “Corporation”).
SECOND. Its registered office in for State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.
THIRD. The number and classes and/or series of shares the Corporation is authorized to issue is as follows:

Number of Authorized Shares	Class or Series
1,000 shares	Common Stock
     The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class and/or series is as follows:
     Each share of Common Stock is entitled to one vote.
FOURTH. The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such member as shall be provided by the bylaws of this Corporation.

     The names and addresses of the first board of directors, which shall be three in number, are as follows:

NAME	ADDRESS

R. W. Lockwood	901 Chouteau Ave.
St. Louis, MO 63102

C. G. Huber, Jr.	901 Chouteau Ave.
St. Louis, MO 63102

J. B. Bolte	90l Chouteau Ave.
St. Louis, MO 63102
FIFTH. The name and address of the sole incorporator signing these Articles of Incorporation is as follows:

NAME	ADDRESS

C. G. Huber, Jr.	901 Chouteau Ave.
St. Louis, MO 63102
I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of February, 1994.

/s/ C. G. Huber, Jr.
C. G. Huber, Jr. Incorporator

2

STATE OF MISSOURI	)

) ss.

CITY OF ST. LOUIS	)
     On this 9th day of February, 1994, before me, a Notary Public, personally appeared C. G. Huber, Jr., who personally acknowledged that be executed the above instrument.

(SEAL)	/s/ Julie E. Bolte
	Notary Public	(STAMP)

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT
The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above-named corporation.

The Corporation Trust Company of Nevada Resident Agent
By:	/s/ Jonathan L. Miles
Jonathan L. Miles
Assistant Secretary

Date: February 9, 1994
(STAMP)

3

(STAMP)
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
BREMNER, INC.
We the undersigned K. J. Hunt, President, and R. W. Lockwood, Secretary, of Bremner, Inc. do hereby certify:
(STAMP)
That the Board of Directors of said corporation, by the unanimous written consent of its members adopted a resolution on the 2nd day of May, 1995, to amend the original Articles of Incorporation as follows:
RESOLVED, that Section Three of the Articles of Incorporation of Bremner, Inc. be, and hereby is, amended to read as follows:
“THIRD. The number and classes and/or series of shares the Corporation is authorized to issue is as follows:

Number of Authorized Shares	Par Value	Class or Series

1,000 shares	$1.00 (per share)	Common Stock
     The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class and/or series is as follows:
     Each share of Common Stock is entitled to one vote.”
The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 1,000 shares; that the said change and amendment has been approved by unanimous written consent of all the stockholders.

/s/ K. J. Hunt
K. J. Hunt, President

/s/ R. W. Lockwood
R. W. Lockwood, Secretary

State of Missouri	)
) ss.
County of City of St. Louis	)
On this 21st day of May, 1995, personally appeared before me, a Notary Public, K. J. Hunt, President and R. W. Lockwood, Secretary, who acknowledged that they executed the above instrument.

(SEAL)	/s/ Julie E. Neiger
	Notary	(STAMP)

FILED # C2160-94
ARTICLES OF MERGER
OF
WORTZ COMPANY
INTO
BREMNER, INC.
(STAMP)
     FIRST: The name of the surviving corporation is Bremner, Inc., and the place of its incorporation is the State of Nevada. The name and place of incorporation of the corporation being merged into the surviving corporation is Wortz Company, incorporated in the State of Arkansas, the laws of which permits this merger.
     SECOND: An Agreement and Plan of Merger was adopted by the Board of Directors of each corporation that is a party to this merger.
     THIRD: The Agreement and Plan of Merger was entitled to be and was approved by the Board of Directors of Bremner, Inc., without the approval of the stockholders thereof being required. As to Wortz Company, shareholder approval was not required.
     FOURTH: The complete executed Agreement and Plan of Merger is on file at the place of business of Bremner, Inc. located at 800 Market Street, Suite 2900, St. Louis, Missouri 63101, and a copy of the Agreement and Plan of Merger will be furnished by Bremner, Inc. on request and without cost to any stockholder of any corporation which is a party to this merger.
     FIFTH: All corporations party to this merger have complied with the laws of their respective jurisdiction of incorporation concerning this merger.
     SIXTH: This merger shall be effective on September 30, 2001.

BREMNER, INC.
By:	/s/ W. E. Taylor
W. E. Taylor, Vice President
By:	/s/ R. W. Lockwood
R. W. Lockwood, Secretary
Dated: September 26, 2001

WORTZ COMPANY
By:	/s/ W. E. Taylor
W. E. Taylor, Vice President

By:	/s/ R. W. Lockwood
R. W. Lockwood, Secretary

Dated: September 26, 2001

FILED # C2160-94 (STAMP) ARTICLES OF MERGER OF LOFTHOUSE FOODS INCORPORATED INTO BREMNER, INC. FIRST: The name of the surviving entity is Bremner, Inc. (“Bremner”), and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is Lofthouse Foods Incorporated (“Lofthouse”), organized in the jurisdiction of ___or which permit this merger. SECOND: A Plan of Merger was adopted by the Board of Directors of each entity that is a party to this merger. THIRD: The Plan of Merger was adopted by the shareholders of Lofthouse by unanimous consent. Shareholder approval of the Plan of Merger was not required by Bremner, Inc. FOURTH: The complete executed Plan of Merger is on file at the place of business of Bremner located at 800 Market Street, Suite 2900, St. Louis, Missouri 63101, and a copy of the Plan of Merger will be furnished by Bremner on request and without cost to any owner or any entity which is a party to this merger. FIFTH: All couties party to this merger have complied with the laws of their respective jurisdiction or organization concerning this merger. SIXTH: This merger shall be effective on September 30, 2002 at 11:59 p.m. BREMNER, INC. By: /s/ W. E. Taylor W. E. Taylor, Vice President By: /s/ R. W. Lockwood R. W. Lockwood, Secretary
STATE OF MISSOURI ) ) ss. CITY OF ST. LOUIS ) On September 27, 2002, personally appeared before me, a Notary Public, W. E. Taylor and R. W. Lockwood, who acknowledged that they executed the above instrument. /s/ Julie E. Neiger Notary Public (SEAL)

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz
Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1
Filed in the office of Illegible
Dean Heller Secretary of State State of Nevada
Document Number 20050254131-73 Filing Date and Time
06/28/2005 10:30 AM
Entity Number
C2160-1994
Important: Read attached instructions before completing form. Above space is for office use only
(Pursuant to Nevada Revised Statutes Chapter 92A) (excluding 92A.200(4b))
SUBMIT IN DUPLICATE
1) Name and jurisdiction of organization of each constituent entity
(NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2” x 11” blank sheet containing the required information for each additional entity.
AIKO Acquisition Corporation
Name of merging entity
Nevada
Corporation
Jurisdiction
Entity type *
Name of merging entity
Jurisdiction
Entity type *
Name of merging entity
Jurisdiction
Entity type *
Name of merging entity
Jurisdiction
Entity type* and,
Bremner, Inc.
Name of surviving entity
Nevada
Corporation
Jurisdiction
Entity type*
* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.
This form must be accompanied by appropriate fees. See attached fee schedule.
Nevada Secretary of State AM Merger 2805 Applied on: 12/24/09 Illegible

DEAN HELLER Secretary of State
204 North Carson street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz Important: Road attached instructions before completing form. Above space is for office use only 2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger- NRS 92A.190): Attn: c/o:
3) (Choose one)
☑The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
☐The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)
4) Owner’s approval (NRS 92A.200)(option a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity):
(a) Owner’s approval was not required from:
Name of merging entity, If applicable
Name of merging entity, If applicable
Name of merging entity, If applicable
Name of merging entity, If applicable
and, or: Name of surviving entity, If applicable
This form must be accompanied by appropriate fees. See attached fee schedule.
Nevada Secretary of State AM Merger 2805 Applied on: 12/24/09 Illegible

DEAN HELLER Secretary of State 204 North Carson street, Suite 1 Carson City, Nevada 89701-4299(775)884 5706 Website: secretaryofstate.biz Important: Read attached instructions before completing form. Above space is for office use only (b) The plan was approved by the required consent of the owners of*: AIK.O Acquisition Corporation Name of merging entity, If applicable Name of merging entity, If applicable Name of merging entity, If applicable Name of merging entity, If applicable and, or; Bremner, inc. Name of surviving entity, If applicable * Unless otherwise provided in the certificates of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger. This form must be accompanied by appropriate fees. See attached fee schedule. Nevada Secretary of State AM Merger 2805 Applied on: 12/24/09

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz
Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY
(e) Approval of plan of merger for Nevada non-profit corporation (NRS 92A. 160):
The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
Name of merging entity, If applicable
Name of merging entity, if applicable
Name of merging entity, if applicable
Name of merging-entity, if applicable
and, or;
Name of surviving entity. if applicable ABOVE SPACE IS FOR OFFICE USE ONLY This form must be accompanied by appropriate fees. See attached fee schedule. Revised on: 10/24/09

DEAN HELLER Secretary of State 204 North carson Street, suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY 5) Amendment, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A,200)*: 6) Location of Plan of Merger (check a or b): ☐ (a) The entire plan of merger is attached; or, ☑ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership or other place of business of the surviving entity (NRS 92A.200). 7) Effective date (optional)**: * Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated* or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.160 (merger of subsidiary Into parent — Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. ** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240). This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.blz Articles of Merger (PURSUANT TO NRS 92A.200) Page 6 Important. Read attached instructions before completing form. Above space is FOR office use only B) Signatures — Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (If there are more than four merging entities, cheek box ☐ and attach an 8%” x 11” blank sheet containing the required information for each additional entity.): AIKO Acquisition Corporation Name of merging entity Secretary 06/24/05 Title Date Signature C. G. Huber, Jr. Name of merging entity Signature Title Date Name of merging entity Signature            Title Date Name of merging entity Signature            Title            Date Bremner, Inc. Name of surviving entity Secretary 06/24/05 Title Date Signature C. G. Huber, Jr. ’ The articles of merger must be signed by each foreign constituent entity In the manner provided by the law governing It (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. IMPORTANT: Failure to Include any of the above Information and submit the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. See attached fee Schedule. Illegible

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (776) 684 5708 Website: secretaryofstate.blz Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390) Filed in the office of            Document Number Dean Heller Secretary of State State of Nevada 20060702329-81 Filing Date and Time 11/01/2006 10:15 AM Entity Number C2160-1994 Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 -After Issuance of Stock) 1. Name of corporation: Bremner,Inc. 2. The articles have been amended as follows (provide article numbers, if available): FIRST. The name of the corporation is Bremner Food Group, Inc. 3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Unanimous by the sole Shareholder * 4. Effective date Of filing (optional): Upon filing with the Nevada Secretary of State (must not be later than 90 days after the certificate is filed) 5. Officer Signature (required): C. K. Vinyard C. K. Vinyard, assistant secretary *lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof. IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. Illegible